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                                 EXHIBIT 10(cc)

              Formation Agreement among the Registrant, MARA, Alan M. Krause, James H. Berick, HCI, InnSuites Hotels, L.L.C., James F. Wirth, Tucson Hospitality Properties, Ltd., Yuma Hospitality Properties, Ltd., Baseline Hospitality Properties, Ltd., Northern Phoenix Investment Limited Partnership, Ontario Hospitality Properties Limited Partnership, Hulsey Hotels Corporation and Buenaventura Properties, Inc.






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                               FORMATION AGREEMENT

                  This Formation Agreement is made and entered into this 15th day of December, 1996, by and among Realty ReFund Trust, an unincorporated Ohio real estate investment trust having an address at 1385 Eaton Center, Cleveland, Ohio 44114 ("RRF"); Mid-America ReaFund Advisors, Inc., an Ohio corporation having an address at 1385 Eaton Center, Cleveland, Ohio 44114 ("MARA"); InnSuites Hotels, L.L.C., an Arizona limited liability company having an address at Suite 105, 1615 East Northern Avenue, Phoenix, Arizona 85020 ("ISH"); Hospitality Corporation International, an Arizona corporation having an address at Suite 105, 1615 East Northern Avenue, Phoenix, Arizona 85020 ("HCI"); Alan M. Krause, a shareholder of RRF and MARA having an address in care of RRF ("Krause"); James H. Berick, a shareholder of MARA having an address in care of RRF ("Berick"); James Wirth, the President of the managing member of ISH and the President of HCI having an address in care of HCI ("Wirth"); and the seven limited partnerships or corporations, as the case may be, listed on Schedule I hereto (each, a "Hotel Company" and, collectively, the "Hotel Companies"). All seven of the Hotel Companies are controlled by HCI and/or Wirth or an affiliate, and each has an address in care of HCI. RRF, MARA, Krause and Berick sometimes are referred to herein collectively as the "RRF Parties"; Wirth, ISH, HCI and the Hotel Companies sometimes are referred to herein collectively as the "ISH Parties".

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                                R E C I T A L S:
                                ----------------

                  A. RRF was organized in 1971 and has qualified as a "real estate investment trust" ("REIT") for federal income tax purposes since its organization. RRF's shares of beneficial interest, without par value ("RRF Shares"), currently are listed for trading on the New York Stock Exchange ("NYSE") under the symbol "RRF".

                  B. The Hotel Companies own and/or manage a total of seven all-suite hotel properties, comprising 1,037 hotel studio and two-room suites, in Tucson, Phoenix, Scottsdale, Tempe, Flagstaff and Yuma, Arizona and in Ontario, California (the "Hotels").

                  C. HCI wishes to provide, among other things, for the terms of the transfer of its and its affiliates' ownership interests in the Hotel Companies to RRF Operating Limited Partnership, a to-be-formed Delaware limited partnership (the "Operating Partnership"), in which certain of the equity owners of the Hotel Companies will be the initial limited partners and RRF will be the general partner.

                  D. Wirth wishes to provide for the terms of his acquisition of all of the outstanding capital stock of MARA and the acquisition by him or an affiliate of 200,000 presently issued and outstanding RRF Shares, and for his designees to assume majority control of RRF's Board of Trustees.

                  E. The parties hereto desire that the transactions contemplated herein regarding the organization of the Operating

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Partnership and the restructuring of the ownership and control of the Hotel
Companies, RRF and MARA (such transactions, collectively, the "Formation") be implemented through the timely execution and closing of the transactions contemplated by this Agreement and of the agreements contemplated hereby (this Agreement and all other agreements and instruments contemplated hereby which are required to be executed at or prior to the closing of the Formation pursuant to this Agreement (such date, the "Closing Date") hereinafter are referred to collectively as the "Transaction Agreements"). Accordingly, the parties hereto wish to enter into this Agreement.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the terms hereof, the parties hereto, intending legally to be bound, hereby agree as follows:

                  Section 1.  TRANSACTION AGREEMENTS.

                  Subject to the fulfillment or waiver of the conditions specified in Section 7, below, and pursuant to and in accordance with the Transaction Agreements, at or prior to the Closing Date:

                  (a) OPERATING PARTNERSHIP AGREEMENT. RRF, HCI and each equity owner of each Hotel Company which is a limited partnership (each, a "Partnership Hotel Company") who elects to participate in the Private Placement (as hereinafter defined)(each, a Participating Equity Owner") shall execute and enter into an Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). The Operating Partnership Agreement will provide, inter alia, for the contribution by HCI and each

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         Participating Equity Owner of its respective ownership interests in each Partnership Hotel Company to the Operating Partnership, and for HCI to make certain representations and warranties to RRF including, without limitation, as to the material accuracy of all information furnished to RRF in respect of the Hotel Companies and the Hotels and as to customary real estate matters. The Operating Partnership Agreement will specify that the ownership interests of HCI and the Participating Equity Owners in the Partnership Hotel Companies will be transferred to the Operating Partnership; that the aggregate ownership interests of HCI and the Participating Equity Owners in the Operating Partnership will equal the "ISH Ownership Percentage" (as defined below); and that the aggregate ownership interest of RRF in the Operating Partnership will equal the "RRF Ownership Percentage" (as defined below). The Operating Partnership will issue to RRF, as general partner, and to the Participating Equity Owners, in the aggregate, as initial limited partners, such number of general or limited partnership units, as the case may be, as shall equal the OP RRF Contribution or the OP Hotel Contribution (each as defined below), respectively, DIVIDED BY five (5). Each Participating Equity Owner will receive his ratable proportion of such aggregate number of limited partnership units. The Operating Partnership Agreement further will provide that the limited partnership units in the Operating Partnership shall be convertible into RRF Shares, on a one-for-one basis. Notwithstanding the foregoing, however, no such conversion will be permitted for a specific limited partner if RRF determines that such conversion would be likely to cause RRF no longer to qualify as a REIT. RRF will contribute to the Operating Partnership, in exchange for its general partnership interest therein, an amount of its cash and/or other property in such proportion to its total assets as the Agreed Equity Value of the Hotels contributed to the Operating Partnership bears to the ISH Portfolio Value (such proportion, the "Partnership Hotel Percentage"). An example of the foregoing calculation is set forth on
         Schedule III attached hereto.

         For purposes of this Agreement, the term "ISH Ownership Percentage" shall mean the fraction, expressed as a percentage, that is the product of (i) the "ISH Portfolio Value", which for purposes of this Agreement shall be the aggregate Agreed Equity Value (as hereinafter defined) of all seven of the Hotels, DIVIDED BY (ii) the sum of (x) the ISH Portfolio Value PLUS (y) $5,102,930 [i.e., $5.00 per RRF Share multiplied by 1,020,586 outstanding RRF Shares](the "RRF Agreed Value").

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         For purposes of this Agreement, the term "RRF Ownership Percentage"
         shall mean the fraction, expressed as a percentage, that is the product of (i) the RRF Agreed Value, DIVIDED BY (ii) the sum of (x) the ISH Portfolio Value PLUS (y) the RRF Agreed Value.

         For purposes of this Agreement, the term "Operating Partnership Value" shall mean the sum of (x) the aggregate Agreed Equity Value of the Hotels contributed to the Operating Partnership by the Partnership Hotel Companies (the "OP Hotel Contribution"), PLUS (y) the product of the RRF Agreed Value MULTIPLIED BY the Partnership Hotel Percentage (the "OP RRF Contribution").

         For purposes of this Agreement, the term "Agreed Equity Value" shall mean the appraised value of the Hotels, less outstanding debt to be assumed.

                  (b) ACQUISITION OF CORPORATE HOTEL COMPANIES. Each of the two Hotel Companies which is a corporation (a "Corporate Hotel Company") shall enter into either an Agreement of Merger (a "Merger Agreement") and/or a Purchase and Sale Agreement (a "Hotel Purchase Agreement") with RRF. It is contemplated that the Corporate Hotel Company that owns the Flagstaff, Arizona Hotel will receive RRF Shares as the consideration for transfer of that Hotel to RRF, pursuant to either a Merger Agreement or a Hotel Purchase Agreement, based upon the Agreed Equity Value of that Hotel and that the Corporate Hotel Company that owns the Scottsdale, Arizona Hotel will receive a combination of RRF Shares and cash, in the form of a promissory note or notes of RRF in a principal amount of up to $4.4 million, bearing interest and otherwise payable in a manner similar to the terms of the promissory note referenced in Section 1(f) of this Agreement, as the consideration for the transfer of that Hotel to RRF pursuant to either a Merger Agreement or a Hotel Purchase Agreement. The Corporate Hotel Company that owns the Flagstaff, Arizona Hotel will receive such number of RRF Shares as shall equal the Agreed Equity Value of such Hotel DIVIDED BY five (5); the Corporate Hotel Company that owns the Scottsdale, Arizona Hotel will receive such number of RRF Shares as shall equal the Agreed Equity Value of such Hotel, MINUS the principal amount of the promissory note referred to in the preceding sentence, DIVIDED BY five (5).

                  (c) PURCHASE OF MARA CAPITAL STOCK. Wirth, or an affiliated nominee, will enter into a Stock Purchase Agreement (the "MARA Purchase Agreement") with Krause and Berick providing for the purchase by Wirth (or such affiliated nominee) of all of the outstanding capital stock of MARA (the "MARA Shares"), free and clear of all liens and

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         encumbrances, for a purchase price equal to $750,000, of which $300,000 will be payable in cash on the Closing Date, with the balance payable in two equal annual installments of $225,000 each, together with interest on the unpaid amount at 7% per annum, compounded annually and computed on the basis of a 365-day year. Interest shall be payable annually, together with the payment of principal then due, on each of the first two anniversaries of the Closing Date. The obligations of Wirth (or such affiliated nominee) to Krause and Berick under the MARA Purchase Agreement will be secured by a pledge of the MARA Shares, and the MARA Purchase Agreement will provide for the acceleration of all unpaid amounts thereunder upon any sale, transfer, assignment or pledge of all or substantially all of the capital stock and/or assets of MARA to an unaffiliated third party prior to the payment in full of all amounts owing thereunder to Krause and Berick.

                  (d) PURCHASE OF OUTSTANDING RRF SHARES. ISH, or an affiliated nominee, will enter into a Share Purchase Agreement (the "RRF Purchase Agreement") with Krause providing for the purchase by ISH (or such affiliated nominee) of 200,000 presently issued and outstanding RRF Shares held as of the date hereof by Krause and/or certain other holders of RRF Shares designated by Krause, free and clear of all liens and encumbrances, for an aggregate purchase price equal to $1,000,000, which will be payable in cash on the Closing Date.

                  (e) ISSUANCE OF RRF SHARES. Concurrently with the Formation, RRF, at Wirth's option, will issue to parties designated by Wirth, pursuant to an Exchange Agreement between RRF and such parties (the "Exchange Agreement"), 200,000 presently authorized but unissued RRF Shares in exchange for $1,000,000 of equity interests in the Hotel Companies which otherwise would be transferred pursuant to the Operating Partnership Agreement, the Merger Agreement or the Hotel Purchase Agreement.

                  (f) WIRTH OPTION. At his option, Wirth may elect to receive, in lieu of up to $4,400,000 of consideration otherwise to be received by him in exchange for his equity interests in the Hotel Companies in the form of RRF Shares or limited partnership interests in the Operating Partnership, a payment from the Operating Partnership or RRF in the form of a promissory note or notes in an aggregate principal amount not to exceed $4,400,000 of the Operating Partnership or RRF, as the case may be, bearing interest on the principal amount thereof at the rate of 7% per annum, compounded annually and computed on the basis of a 365-day

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         year, payable in thirty-six (36) equal monthly installments of principal and interest.

                  (g) MARA AND THE OPERATING PARTNERSHIP. Concurrently with the Formation, RRF's Board of Trustees, acting pursuant to Section 3.4 of RRF's First Amended and Restated Declaration of Trust, will request, and MARA will so agree, that MARA enter into an advisory arrangement with the Operating Partnership that will provide MARA with the same level of advisory compensation in respect of assets of the Operating Partnership as MARA currently receives in respect of assets of RRF pursuant to its Advisory Agreement with RRF.

                  (h) RELATED ISH ENTITIES. Upon the consummation of the Formation, Wirth, ISH and/or HCI will make available to MARA such additional personnel as shall be necessary to enable MARA to provide appropriate asset management and advisory services to RRF and the Operating Partnership. Wirth shall cause his affiliate, InnSuites Innternational Hotels, Inc. ("ISIH"), a to-be-formed Arizona or Nevada corporation, to enter into substantially identical standard percentage leases of each Hotel from the Operating Partnership (or RRF, in the case of the corporate-owned Hotels). The terms of such leases (including, without limitation, rent, lease term, and provisions for termination by the Operating Partnership or RRF, as the case may be,) will be reasonably satisfactory in form and substance to RRF. In addition, Wirth will cause his affiliates to transfer rights and resources to ISIH to enable it to provide property management services and trademark and licensing services, subject to terms and conditions reasonably satisfactory to RRF in form and substance.

                  (i) TERMINATION OF KRAUSE AND BERICK EMPLOYMENT AGREEMENTS. At the Closing Date, Krause and Berick each will execute such documents as reasonably requested by Wirth in order to effect the termination of their respective Employment Agreements with RRF, without any cost or liability to RRF.

                  Section 2. MANAGEMENT OF RRF. RRF, as of the Closing Date, shall secure the resignations from its Board of Trustees of each of the current Trustees other than Alan M. Krause, who will appoint James Wirth, Marc E. Berg, Mark J. Nasca and Gregory D. Bruhn to fill the vacancies thus created, which parties will

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expand the size of the Board by one and will appoint M. William Isbell to the vacancy thus created. Alan M. Krause agrees to continue to serve on RRF's Board of Trustees until the date of RRF's 1997 Annual Meeting of Shareholders and agrees to resign at that time unless requested to remain a Trustee, which request he may accept or decline at his sole option. Wirth, ISH and HCI agree that they will, or will cause their designees to the Board of Trustees of RRF and the Board of Directors of MARA, as the case may be, to, enter into agreements with each of the trustees, officers and directors of RRF and MARA serving as of the date hereof (each such person, an "Indemnified Person") whereby RRF and MARA each agree to continue to indemnify each Indemnified Person to the maximum extent permitted by applicable law from and against any liability, cost or expense arising out of any act or omission on the part of such Indemnified Person taken (or alleged to have been taken) at any time in his or her capacity as a trustee, officer and/or director of RRF and/or MARA, as the case may be.

                  Section 3. RRF SHAREHOLDER APPROVAL. RRF shall prepare and, following completion of the Private Placement (as hereinafter defined), submit to its shareholders, as promptly as may be practicable, proxy materials soliciting the approval of such shareholders for the transactions comprising the Formation. The parties hereto acknowledge that RRF will be required to submit such proxy materials to the Securities and Exchange Commission and the NYSE for their respective comment and approval

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prior to the distribution of such materials to its shareholders. Wirth, ISH,
HCI, the Hotel Companies and their respective affiliates, attorneys, accountants and other advisors each shall cooperate fully in the preparation of said proxy materials and shall furnish such assistance as RRF reasonably may request in connection therewith.

                  RRF shall use all reasonable efforts to obtain SEC and NYSE clearance of the Proxy Statement and, to the extent required, approval of the transactions comprising the Formation. Each of ISH and HCI shall furnish all information concerning it and the Hotel Companies and the holders of equity interests therein, and RRF shall furnish all information concerning it and the holders of its shares, as may be required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the regulations promulgated thereunder, or as the other may reasonably request in connection with such actions. As promptly as practicable after clearance of the Proxy Statement, RRF shall mail the proxy statement to its shareholders. The Proxy Statement shall include the recommendation of RRF's Board of Trustees in favor of shareholder approval of the transactions comprising the Formation.

                  RRF shall, promptly after the date of this Agreement, take all action necessary to convene a meeting of RRF's shareholders to act on approval of the transactions comprising the Formation, and shall consult with ISH and HCI in connection therewith. RRF shall use its reasonable best efforts to solicit

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from its shareholders proxies in favor of the approval of the transactions comprising the Formation and to secure the vote or consent of shareholders required to approve the transactions comprising the Formation. Such solicitation shall not be commenced by RRF until such time as the Private Placement (as defined below) shall have been completed, with the closing thereof being subject only to the consummation of the other transactions contemplated by this Agreement.

                  RRF shall, promptly after the date of this Agreement, take all action necessary to obtain the listing on NYSE of a number of additional shares of RRF equal to or in excess of the maximum number of RRF shares issuable upon conversion of partnership interests in the Operating Partnership as contemplated by Section 1(a) above and in connection with the transactions contemplated by Sections 1(b) and (e) above and shall consult with HCI and ISH in connection therewith.

                  Section 4.  APPROVALS OF THE HOTEL COMPANIES.

                  HCI shall, promptly after the date of this Agreement, prepare and submit to each equity holder in the Hotel Companies a private placement memorandum (the "PPM") pursuant to which such equity holders will be offered the opportunity to exchange their equity interests in the respective Hotel Companies for partnership interests in the Operating Partnership which shall be convertible into RRF shares as contemplated by Section 1(a) above and as provided in the Operating Partnership Agreement (such offer, the "Private Placement"). The PPM shall also solicit the

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consent of such equity holders to the transactions comprising the Formation to the extent such consent may be required by the organizational documents of the respective Hotel Companies. The terms of the Private Placement shall provide, among other things, that the equity owners in the Hotel Companies shall have the right to accept the Private Placement, accept cash in an amount determined as provided in the PPM as an alternative to accepting the Private Placement, or decline to accept the Private Placement or cash; provided, however, that the PPM will provide that the Private Placement shall not be concluded unless HCI and ISH, in consultation with counsel, determine to their satisfaction that the Private Placement will be effected in compliance with the requirements of Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"), including, without limitation, the limitation on the number of purchasers set forth in Rule 506(b)(2). The PPM shall include the recommendation of the general partners or managing members of each Hotel Company in favor of the exchange and the Private Placement shall be completed, subject only to the consummation of the other transactions contemplated by this Agreement.

                  Each of ISH and HCI shall furnish all information concerning it and the Hotel Companies and the holders of equity interests therein, and RRF shall furnish all information concerning it and the holders of its shares for inclusion in the PPM, as may be required to be included in the PPM by the Securities Act or the regulations promulgated thereunder, or as

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the other may reasonably request in connection with such actions. RRF, MARA and their respective affiliates, attorneys, accountants and advisors each shall cooperate fully in the preparation of said consent materials and furnish such assistance as HCI reasonably may request in connection therewith.

                  Section 5.  REPRESENTATIONS AND WARRANTIES.

                  (a)  ORGANIZATION AND GOOD STANDING.  RRF, MARA, HCI,
ISH, and each Hotel Company each represents and warrants to each of the other parties hereto that it has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization. RRF represents to each of the ISH Parties that: to its best knowledge, it has maintained continuous qualification as an REIT within the meaning of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended; such qualification will not be jeopardized by the consummation of the Formation; and there is not pending, nor to its knowledge is there threatened, any action or proceeding to effect the delisting of the RRF Shares from the NYSE.

                  (b) AUTHORITY. Each party hereto represents and warrants to each of the other parties hereto that, subject only to the receipt of the approvals described in Sections 3 and 4, above, as applicable, such party has the power and authority to execute, deliver and perform this Agreement and the Transaction Agreements to be executed by such party and to consummate the transactions contemplated hereby and thereby; that this Agreement has been (or, upon the receipt of such approvals, will be) duly

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and validly executed and delivered on such party's behalf; that each of such
Transaction Agreements to be executed by such party, when executed and delivered, will be duly authorized, executed and delivered on its behalf; and that this Agreement is, and when executed and delivered by such party each of the Transaction Agreements will be, upon the due execution and delivery thereof by each of the other parties thereto, the legal, valid and binding obligation of such party, enforceable against such party in accordance with the respective terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement thereof or relating to creditors' rights generally.

                  (c) CONSENTS. Each party hereto represents and warrants to each of the other parties hereto that, except as set forth in Sections 3 and 4, above, as applicable, no consent, approval, permit or order of, nor filing with, any individual, partnership, corporation, trust or other entity, government agency or political subdivision, is required in connection with: (i) the execution, delivery and performance of this Agreement or the Transaction Agreements by such party or (ii) the consummation by such party of the transactions contemplated hereby or thereby (including, without limitation, any required consent of the spouse of any natural person who is a party hereto and is subject to the community property laws of any jurisdiction), other than any such consent, approval, permit or order obtained, or filing

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made, prior to the Closing Date in a form reasonably satisfactory to the other parties hereto. RRF represents and warrants to each of the ISH Parties that the transactions contemplated hereby will not result in the triggering of any "poison pill" or similar shareholder rights plan in respect of its securities. MARA and RRF represent and warrant to each of the ISH Parties that MARA is not currently in default in its obligations to RRF under the Advisory Agreement between MARA and RRF, as in effect on the date hereof, that such Advisory Agreement is enforceable in accordance with its terms, and that the sale of the MARA Shares pursuant to the MARA Purchase Agreement will transfer to the purchaser(s) thereof all of the rights which currently inure to the benefit of Krause and Berick, as the sole shareholders of MARA, in respect of such Advisory Agreement.

                  (d) NO VIOLATION. Each party hereto represents and warrants to each of the other parties hereto that, upon receipt of the approvals contemplated by Sections 3 and 4, above, and the approvals from mortgage lenders (the "Lender Approvals") which have a right to approve the transactions contemplated hereby, as referred to in Section 6(g), below, none of the execution, delivery and performance by such party of this Agreement or the execution, delivery or performance by such party of the Transaction Agreements to be executed by such party, nor the consummation by such party of the transactions contemplated hereby or thereby, will violate any provision of the organizational documents of such party or violate or be in

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conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation or imposition of any lien or encumbrance under, any agreement, note, mortgage or other instrument to which such party is a party or by which such party may be bound or subject, or violate any statutes, orders, rules and regulations promulgated by any governmental body, or violate any court order or decree binding upon such party.

                  (e) BROKERS'/FINDERS' FEES. Each party hereto represents and warrants to each of the other parties hereto that it has not employed a broker or finder in connection with any transactions contemplated by the Formation other than, in the case of RRF and MARA: Brown, Gibbons, Lang & Company, L.P.; and in the case of Wirth, ISH, HCI and the Hotel Companies: JDI Realty, LLC and Berg Investment Advisers. Each party ("First Party") agrees to indemnify and hold harmless any other party hereto from and against any claim asserted against any such other party for a brokerage, agent's, finder's or originator's commission or other similar compensation in respect of the transaction contemplated by this Agreement by any person purporting to act on behalf of First Party.

                  (f) OWNERSHIP OF MARA SHARES AND RRF SHARES. Each of Krause and Berick, severally and not jointly, represents and warrants to each of the ISH Parties that he is the lawful owner of fifty (50) MARA Shares, each such person's shareholdings

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comprising 50% of the outstanding capital stock of MARA, and that he has good and marketable title to such MARA Shares, free and clear of any liens, encumbrances, equities, restrictions and claims of every kind and nature whatsoever, and that he has full right, power and authority to transfer such interests as contemplated by the MARA Purchase Agreement. Krause represents and warrants to each of the ISH Parties that he is the lawful owner as of the date hereof of approximately 164,000 of the 200,000 RRF shares to be sold to Wirth pursuant to Section 1(d), above, and that he and each other seller of any of such RRF Shares has good and marketable title to the RRF Shares to be sold by such person pursuant to the RRF Purchase Agreement, in each case free and clear of any liens, encumbrances, equities, restrictions and claims of every kind and nature whatsoever, and that he and each other seller of any of such RRF Shares has full right, power and authority to transfer such RRF Shares as contemplated by the RRF Purchase Agreement.

                  (g) OWNERSHIP OF THE HOTEL COMPANIES. HCI represents and warrants to each of the RRF Parties that the ownership of the Hotel Companies as of the date hereof is as set forth on Schedule I hereto, and that, subject to the approvals set forth in Section 4, above, and any required Lender Approvals, the persons or entities indicated thereon have good and marketable title to such equity interests, free and clear of any liens, encumbrances, equities, restrictions and claims of every kind and nature whatsoever, and that such owners have full right, power and

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authority to transfer such interests as contemplated by the Operating
Partnership Agreement, the Merger Agreement and/or the Exchange Agreement, as the case may be.

                  (h) INVESTMENT INTENT. Each of Wirth, ISH, and HCI, severally and not jointly, represents and warrants to each of the RRF Parties and to RRF for the benefit of the Operating Partnership, that it is acquiring its respective RRF Shares, MARA Shares and/or limited partnership interests in the Operating Partnership for its own account for purposes of investment and not with a view to effecting a public distribution thereof, subject to its respective rights under the Operating Partnership Agreement to sell or otherwise transfer such limited partnership interests pursuant to an exemption from registration under applicable securities laws.

                  (i) EXECUTION ON BEHALF OF THE HOTEL COMPANIES. Each Hotel Company represents and warrants to each of the RRF Parties that the general partners (or managing members) or officers, as the case may be) of such Hotel Company executing this Agreement will have full power and will have been duly authorized, as of the Closing Date, in accordance with the organizational documents of such Hotel Company, to execute on behalf of such Hotel Company the Transaction Agreements and all other documents and instruments necessary to effect the intention of the parties hereto to carry out the Formation.

                  (j) OWNERSHIP OF ASSETS OF RRF. RRF hereby represents and warrants to each of the ISH Parties that it is the lawful

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owner of each and every asset to be transferred to the Operating Partnership as contemplated by Section 1(a), above, and has and will have good and marketable title to such assets, free and clear of any liens, encumbrances, equities, restrictions and claims of every kind and nature whatsoever, except as set forth on Schedule II hereto, and that it has and will have full right, power and authority to transfer such interests as contemplated by the Formation, subject to the receipt of the shareholder approval specified in Section 3, above.

                  (k) INSURANCE. RRF hereby represents and warrants to each ISH Party, and ISH, HCI and each Hotel Company jointly and severally represent to each RRF Party, that the real property owned by them, respectively, as of the date hereof is and as of the Closing Date will be fully insured against casualty loss and that the entity owning the real property in question is the owner and primary beneficiary of such policies of insurance.

                  (l) FINANCIAL INFORMATION. Each ISH Party, jointly and severally, represents to each RRF Party that the financial information furnished or to be furnished to any RRF Party by or on behalf of any ISH Party is true and correct in all material respects as of the date thereof and that there has been no, and as of the Closing Date there will not have been any, material adverse change in the financial condition or results of operations of any ISH Party or any Hotel since the dates of any of such financial information which previously has not been disclosed to the RRF Parties.

                  (m) NYSE LISTING. RRF represents to HCI and ISH that the RRF shares are listed on NYSE and that RRF has received no notice from NYSE terminating or proposing to terminate or otherwise limit the trading of RRF shares on NYSE and has no notice that any such termination or limitation is pending or threatened.

                  The representations and warranties set forth in this Section 5 shall be deemed to be repeated on and as of the Closing Date.

                  Section 6. COVENANTS AND OTHER AGREEMENTS.

                  (a) FURTHER ASSURANCES; ADDITIONAL DOCUMENTATION. From time to time upon request, and without the granting of further consideration, each of the parties hereto agrees to execute, deliver and acknowledge any and all such further instruments and do such further acts as any other party hereto reasonably may require to evidence or effectuate more fully the transactions contemplated by this Agreement, the Transaction Agreements and the Formation. The parties hereto acknowledge and agree that this Agreement sets forth the documentary framework and the principal terms of the understandings of the parties in respect of the Formation, that it would be impracticable for this Agreement to set forth all of the terms to be contained in the Transaction Agreements, and that each party hereto will negotiate in good faith such terms of the Transaction Agreements as are not expressly set forth herein.

                  (b) THE FORMATION. The parties hereto agree that the sequence of events constituting the Formation shall be effected as substantially concurrently as possible on the earliest date as may be practicable following the receipt of the approvals specified in Sections 3 and 4, above, but not prior to January 2, 1997.

                  (c) NOTICE OF SALE. The parties hereto agree to cooperate to cause the Operating Partnership to prepare a notice of sale of securities on Securities and Exchange Commission Form D in respect of the distribution of limited partnership interests in the Operating Partnership to the partners/members of the Partnership Hotel Companies, and to file such notice as soon as possible after the Closing Date, but in no event later than 15 days thereafter.

                  (d) CONDUCT OF BUSINESS. Each party hereto covenants and agrees to each of the other parties hereto that, between the date hereof and the Closing Date, its respective business will continue to be operated in the regular and ordinary course thereof commensurate with relevant industry standards, and in connection therewith each such party shall not, without the prior consent of the other parties hereto:

         (i) Sell or transfer any assets other than in the regular and ordinary course of business or encumber any assets, whether or not in the regular and ordinary course of business; provided, however, it is expressly agreed that RRF shall be entitled to (A) continue to declare and pay regular dividends of not more than ten cents per share to its shareholders in accordance with its past practice in the sole discretion of its Board of Trustees, and that any such dividend declaration and payment shall have no effect on the interest of RRF in the Operating Partnership set forth in Section 1(a), above, and
                  (B) consummate a sale of its Chicago office property on such terms as it may agree to in its sole discretion but at a gross cash purchase price of not less than $6.0 million, and that ISH may (C) refinance the existing indebtedness encumbering the Phoenix Hotel with a new first mortgage loan of not more than $4.9 million, bearing interest at the rate of 8.5% and maturing in not more than fifteen (15) years and encumber the Scottsdale Hotel with up to an additional $4.5 million of mortgage debt and (D) admit InnSuites Innternational Inns & Resorts, Inc., an Arizona corporation, as a general partner of each Hotel Company of which it is not currently a general partner.

         (ii) Terminate or cause or permit the termination of, any contract, lease or other agreement which in any case either individually or in the aggregate has a materially adverse effect on the assets, operations or prospects of such covenanting party.

         (iii) Agree to do any of the things specified in (i) or (ii), above.

Each ISH Party represents and warrants to each RRF Party that the Hotels are being operated in a manner commensurate with relevant industry standards and there have not been any changes in basic operating procedures. Between the date hereof and the Closing Date, each party hereto shall use its respective best efforts to keep the services of its respective present employees and preserve their respective present relations with suppliers and other vendors.

                  (e) RRF INFORMATION IN PROXY STATEMENT AND PPM. None of the information to be supplied by RRF or any of its accountants, counsel or other authorized representatives for inclusion in the Proxy Statement or the PPM will, at the time of the mailing of the Proxy Statement or the PPM, as the case may be, and any amendments or supplements thereto, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, at the time of the shareholders' meeting or the conclusion of the Private Placement, as the case may be, omit to state any material fact necessary to correct any statement that has become false or misleading, it being understood and agreed that no representation or warranty is made by RRF with respect to any information supplied by ISH or HCI or their accountants, counsel or other authorized representatives. If at any time prior to the Closing Date any event with respect to RRF shall occur which is or should be described in an amendment of or supplement to the Proxy Statement or the PPM, such event shall be so described and the presentation in such amendment or supplement will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (f) HCI/ISH INFORMATION IN PROXY STATEMENT AND PPM. None of the information to be supplied by HCI or ISH or any of their accountants, counsel or other authorized representatives for inclusion in the Proxy Statement or the PPM will, at the time of the mailing of the Proxy Statement or the PPM, as the case may be, and any amendments or supplements thereto, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, at the time of the shareholders' meeting or the conclusion of the Private Placement, as the case may be, omit to state any material fact necessary to correct any statement that has become false or misleading, it being understood and agreed that no representation or warranty is made by HCI or ISH with respect to any information supplied by RRF or its accountants, counsel or other authorized representatives. If at any time prior to the Closing Date any event with respect to HCI, ISH, or the Hotel Companies shall occur which is or should be described in an amendment of or supplement to the Proxy Statement or the PPM, such event shall be so described and the presentation in such amendment or supplement will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The PPM will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder.

                  (g) LENDER APPROVALS. The ISH Parties will use their best efforts to obtain the Lender Approvals as promptly as practicable and, in any event, prior to the mailing by RRF to its shareholders of the Proxy Statement.

                  Section 7.  CONDITIONS PRECEDENT AND TERMINATION.

                  (a) CONDITIONS PRECEDENT. The obligations of each of the parties hereto to consummate the transactions contemplated hereunder are subject to the satisfaction or waiver of the following conditions at or prior to the Closing Date:

                  (i) each of the Transaction Agreements shall be duly executed and acknowledged by all of the parties thereto;

                  (ii) any further instruments and acts properly requested pursuant hereto shall have been executed and delivered or done, as the case may be;

                  (iii) the approvals required by Sections 3 and 4, above, shall have been obtained;

                  (iv) the representations and warranties contained in Section 5 hereof shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

                  (v) all of the parties to all of the Transaction Agreements shall have performed all of their obligations under the Transaction Agreements to be performed at or prior to the closing of the Formation;

                  (vi) the following legal opinions and memorandum shall have been delivered by and to the parties specified below, and such legal opinions and memorandum shall be reasonably satisfactory in form and substance to the respective addressees thereof:

                           (A) counsel for RRF and MARA shall have delivered
                  its opinion to the ISH Parties in respect of the matters relating to RRF and MARA set forth in Sections 5(a), (b), (c) and (d), above;

                           (B) counsel for the ISH Parties shall have delivered
                  its opinion to RRF and MARA in respect of the matters set forth in Sections 5(a), (b), (c), (d) and (i), above, and to the effect that the Private Placement constitutes a transaction exempt from the registration requirements of (1) the Securities Act and (2) all applicable state securities laws; and

                           (C) counsel for the Hotel Companies shall have
                  delivered to RRF and the Operating Partnership a blue- sky memorandum indicating the basis for compliance with or exemption from all applicable state securities laws in respect of the distribution by the Partnership Hotel Companies of their respective limited partnership interests in the Operating Partnership to their partners/members;

                  (vii) the RRF Shares, including the additional RRF Shares contemplated to be listed by Section 3, above, or otherwise in connection with the transactions contemplated by this Agreement, shall be listed on the NYSE and no proceedings shall be pending or, to RRF's knowledge, threatened, in respect of any delisting or suspension of listing thereof;

                  (viii) there shall not be pending an injunction or order or decree of a court of competent jurisdiction restraining or prohibiting the consummation of the Formation; and

                  (ix) no more than thirty-five (35) Participating Equity Owners shall be persons who do not constitute "accredited investors" as such term is defined in Securities Act Rule 501.

                  (b) TERMINATION.

                  (i) This Agreement shall automatically terminate on March 31, 1997 if the Closing Date shall not have occurred on or before such date, unless otherwise extended by mutual written agreement of each and every party hereto. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by any party by the delivery of written notice of termination to each other party hereto, subject to the expense reimbursement provisions of Section 8(h), below.

                  (ii) In the event of the termination of this Agreement, this Agreement forthwith shall become void and of no further force and effect and there shall be no liability hereunder or thereunder on the part of any party hereto or any of its affiliates, directors, officers, partners or shareholders, provided, however, that nothing herein shall relieve any party from liability for any breach hereof or thereof or from such party's obligations in respect of reimbursement of expenses set forth in Section 8(h), below.

                  Section 8.  MISCELLANEOUS.

                  (a) WAIVER. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel in respect of any subsequent or other failure.

                  (b) GOVERNING LAW. THIS FORMATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO REGARDLESS OF THE LAWS THAT WOULD OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. The parties hereto consent to personal jurisdiction in the Court of Common

Pleas for Cuyahoga County, Ohio, or the United States District Court for the Northern District of Ohio, in connection with any claim, allegation, cause of action or legal proceeding relating in any way to this Agreement. The parties hereto agree, to the fullest extent permitted by law, to venue in such court, to waive any claim that such court is an inconvenient forum and to accept service of process in any such claim, action or proceeding in the manner set forth in
Section 8(f) (in addition to any other means of service permitted by law).

                  (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

                  (d) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

                  (e) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (f) NOTICES. All notices and other communications hereunder must be in writing and will be deemed to have been duly given when personally delivered or on the date of receipt or refusal indicated on the return receipt if mailed (registered or certified mail, postage prepaid, return receipt requested) or sent by express courier service to the addresses set forth in the preamble hereto, with a copy, in the case of notices to any of the ISH Parties, to James B. Aronoff, Esq., Thompson, Hine & Flory LLP, 3900 Key Tower, 127 Public Square, Cleveland, Ohio 44114, and, in the case of notices to any of the RRF Parties, to Daniel G. Berick, Esq., Berick, Pearlman & Mills Co., L.P.A., 1350 Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114.

                  (g) SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

                  (h) EXPENSES. RRF shall bear the costs and expenses incurred by the RRF Parties (except as set forth in the following sentence) in connection with this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby, including but not limited to the reasonable fees and expenses of their counsel. MARA and Krause shall bear the costs and expenses, including but not limited to the reasonable fees and expenses of their counsel, incurred in connection with the MARA Purchase Agreement and the RRF Purchase Agreement, respectively. The ISH Parties shall bear their own costs and expenses incurred in connection with this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby, including but not limited to the reasonable fees and expenses of their respective counsel. Notwithstanding the foregoing, (i) if subsequent to the execution hereof, the Formation is not consummated because of any determination not to proceed with the Formation or other action or omission by or on behalf of any ISH Party, including a failure of any representation or warranty made herein by or on behalf of any ISH Party to be true and correct as of the date hereof or as of the Closing Date (any of the foregoing, an "ISH Termination") by or on behalf of any ISH Party, then and in such event ISH shall be obligated to reimburse the RRF Parties for respective costs and expenses incurred in connection herewith, up to an aggregate maximum of:

                  (A) $25,000, if such ISH Termination occurs subsequent to the date which is thirty (30) days after the date this Agreement is executed by each party hereto but prior to the occurrence of any of the events set forth in subclauses (B) through (D) of this clause (i);

                  (B) $75,000, if such ISH Termination occurs subsequent to the initial submission of the proxy materials referred to in Section 3, above, to a financial printer but prior to the occurrence of any of the events set forth in subclauses (C) or (D) of this clause (i);

                  (C) $100,000, if such ISH Termination occurs subsequent to the initial distribution of the proxy materials referred to in Section 3, above, to RRF's shareholders but prior to the occurrence of the event set forth in subclause (D) of this clause (i); and

                  (D) $250,000, if such ISH Termination occurs subsequent to the receipt by RRF of the approval required by Section 3, above;

or (ii) if subsequent to the execution hereof, the Formation is not consummated because of any determination not to proceed with the Formation or other action or omission by or on behalf of any RRF Party, including a failure of any representation or warranty made herein by or on behalf of any RRF Party to be true and correct as of the date hereof or as of the Closing Date (any of the foregoing, an "RRF Termination") (other than the failure to obtain the shareholder approval required by Section 3, above, which failure shall not create the following obligations on the part of RRF), then and in such event RRF shall be obligated to reimburse the ISH Parties for their respective costs and expenses incurred in connection herewith, up to an aggregate maximum of:

                  (A) $25,000, if such RRF Termination occurs subsequent to the date which is thirty (30) days after the date this Agreement is executed by each party hereto but prior to the occurrence of any of the events set forth in subclauses (B) through (D) of this clause (ii);

                  (B) $75,000, if such RRF Termination occurs subsequent to the initial submission of the proxy materials referred to in Section 3, above, to a financial printer but prior to the occurrence of any of the events set forth in subclauses (C) or (D) of this clause (ii);

                  (C) $100,000, if such RRF Termination occurs subsequent to the initial distribution of the proxy materials referred to in Section 3, above, to RRF's shareholders but prior to the occurrence of the event set forth in subclause (D) of this clause
                  (ii);

                  (D) $250,000, if such RRF Termination occurs subsequent to the receipt by RRF of the approval required by Section 3, above.

In addition to the foregoing, should the Formation not be consummated because the RRF Parties have elected to enter into a transaction substantially similar to the Formation or otherwise effectuate a sale or change in control of RRF with any third party prior to March 31, 1997 (an "Outside Transaction"), RRF shall pay to the ISH Parties an additional aggregate sum of $500,000. RRF agrees that it will not so elect to enter into an Outside Transaction unless its Board of Trustees determines, in the exercise of its independent business judgment and discretion, that it has a fiduciary duty to the holders of the RRF Shares to enter into such Outside Transaction rather than proceed with the Formation.

                  Notwithstanding anything herein to the contrary, (x) the foregoing expense reimbursement obligations of the ISH Parties shall not be applicable in the event that the ISH Parties determine not to consummate the Formation as a result of the failure of the RRF Parties to satisfy the conditions set forth in Sections 7(a)(iii), (vi) or (viii) relating to RRF or in
Section 7(a)(vii) if the RRF Parties have satisfied the remaining conditions set forth in Section 7(a) to be satisfied by them; and (y) the foregoing expense reimbursement obligations of the RRF Parties shall not be applicable in the event that the RRF Parties determine not to consummate the Formation as a result of the failure of the ISH Parties to satisfy the conditions set forth in Sections 7(a)(iii), (vi) or (viii) relating to the ISH Parties if the ISH Parties have satisfied the remaining conditions set forth in
Section 7(a) to be satisfied by them.

                  (i) NO SOLICITATION. Each of the RRF Parties agrees that it will not, after the date hereof and prior to the date of termination of this Agreement, seek, directly or through agents, representatives or affiliates, or permit any of its officers or directors to seek (whether in their capacity as officers or directors or in their individual capacities) or otherwise solicit or encourage the initiation of inquiries or proposals from any person or persons (other than the ISH Parties or any of them) to purchase all or a substantial portion of the assets of any of the RRF Parties or all or a substantial portion of the capital stock or other securities of any of the RRF Parties or any of their respective affiliates, or for any of the RRF Parties or any of their respective affiliates to purchase in one or more related transactions the capital stock or other securities or assets of persons (other than the ISH Parties or any of them) whereby any of the RRF Parties would issue (or commit to issue) shares of its capital stock or other securities or to effect a consolidation or merger or other business combination or recapitalization (other than the transactions comprising the Formation)(an "Acquisition Proposal"). The RRF Parties shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal (other than the ISH Parties or any of them). Nothing contained in this Section 8(i) shall prevent the Board of Trustees of RRF from considering, negotiating, approving and recommending to shareholders of RRF a bona fide Acquisition Proposal not solicited, directly or indirectly, in violation of this Agreement, provided the Board of Trustees determines in good faith that it is required to do so in order to discharge properly its fiduciary duties.

                  RRF shall immediately notify the ISH Parties after receipt of any Acquisition Proposal (whether written or oral), or any modification of or amendment to any Acquisition Proposal, or any request for any nonpublic information relating to the RRF parties or any of them in connection with any Acquisition Proposal or for access to the properties, books or records of the RRF Parties or any of them by any person or entity that informs the Board of Trustees or management of RRF or of any of the RRF Parties that it is considering making or has made an Acquisition Proposal. Such notice to the ISH Parties shall be made orally and in writing and shall indicate whether RRF is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the RRF Parties or any of them, the identity of the person making the Acquisition Proposal and the terms and conditions of the transaction contemplated by the Acquisition Proposal. Notwithstanding the foregoing, RRF shall not be obligated to inform the ISH Parties of any unsolicited inquiry received by it in respect of an Acquisition Proposal if such inquiry is preliminary in nature and RRF responds to such inquiry by advising the inquiring party that RRF is in exclusive negotiations regarding the transaction contemplated by this Agreement.

                  (j) PUBLICITY. The RRF Parties, on the one hand, and the ISH Parties, on the other hand, agree that neither will make any public statement or issue any press release disclosing the existence of this Agreement or the terms hereof without the prior consent of the other, which consent shall not be unreasonably withheld or delayed.

                  (k) TRUST DISCLAIMER; PERSONAL LIABILITY. As provided in the First Amended and Restated Declaration of Trust establishing RRF, dated June 11, 1971, no trustee, officer, shareholder, employee or agent of RRF shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, RRF. All persons dealing with RRF in any way shall look only to the assets of RRF for the payment of any sum or the performance of any obligation. Wirth and any other officers of any of the ISH Parties executing this Agreement shall not be held personally liable solely for having so executed this Agreement in a representative capacity and all persons dealing with the ISH Parties shall only look to the assets of the ISH

Parties for the payment of any sum or the performance of any obligation by the ISH Parties. It is further agreed that the respective personal liability of Wirth, Krause or Berick for any breach of any representation, warranty or covenant made by such person in his individual capacity shall be limited to, and recourse shall be had solely against, (x) in the case of Wirth, the assets of HCI, and (y) in the case of either Krause or Berick, the assets of MARA; it being understood that none of the aforesaid persons shall have any personal liability in respect of any such breach made by an entity for which such person has signed in a representative capacity.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement this 15th day of December, 1996.

REALTY REFUND TRUST                            INNSUITES HOTELS L.L.C
                                               Innternational Suites Corp.
                                               Managing Member

By: /s/ Alan M. Krause                         By: /s/ James F. Wirth
   -----------------------------                  -----------------------------
   Its: Chairman                               Its: President

MID-AMERICA REAFUND ADVISORS, INC.

By: /s/ Alan M. Krause                              /s/ James F. Wirth
   -----------------------------                  -----------------------------
   Its: Chairman                                  JAMES F. WIRTH

HOSPITALITY CORPORATION INTERNATIONAL

By: /s/ James F. Wirth
   -----------------------------
   James F. Wirth, President

 /s/ Alan M. Krause                                /s/ James H. Berick
-----------------------------                     -----------------------------
ALAN M. KRAUSE                                    JAMES H. BERICK

               (signatures continued on following page)

                  (signatures continued from previous page)

TUCSON HOSPITALITY PROPERTIES,              YUMA HOSPITALITY PROPERTIES,
LTD., an Arizona limited                    LTD., an Arizona limited
partnership                                 partnership

By: Hospitality Corporation                 By: Hospitality Corporation
    International, its general                  International, its
    partner                                     general partner

By:  /s/ James F. Wirth                     By:  /s/ James F. Wirth
    ---------------------------                 -------------------------
    James F. Wirth, President                   James F. Wirth, President

BASELINE HOSPITALITY PROPERTIES,            NORTHERN PHOENIX INVESTMENT
LTD., an Arizona limited                    LIMITED PARTNERSHIP, an
partnership                                 Arizona limited partnership

By: Hospitality Corporation                 By: Hospitality Corporation
    International, its general                  International, its
    partner                                     general partner

By:  /s/ James F. Wirth                     By:  /s/ James F. Wirth
    ---------------------------                 -------------------------
    James F. Wirth, President                   James F. Wirth, President

ONTARIO HOSPITALITY PROPERTIES,             HULSEY HOTELS CORPORATION
LIMITED PARTNERSHIP, an Arizona
limited partnership

By: InnSuites Innternational                By:  /s/ James F. Wirth
    Inns & Resorts, Inc., its                   ------------------------
    general partner                             James F. Wirth, President


By:  /s/ James F. Wirth                     BUENAVENTURA PROPERTIES, INC.
    ---------------------------
    James F. Wirth, President

                                            By:  /s/ James F. Wirth
                                                -------------------------
                                                James F. Wirth, President


                                            SCHEDULE I

NAME OF ENTITY              TYPE OF ENTITY             LOCATION OF HOTEL        JURISDICTION OF ORGANIZATION
--------------              --------------             -----------------        ----------------------------

Tucson Hospitality          Limited Partnership        Tucson, AZ               Arizona
Properties, Ltd.

Yuma Hospitality            Limited Partnership        Yuma, AZ                 Arizona
Properties, Ltd.

Baseline Hospitality        Limited Partnership        Tempe, AZ                Arizona
Properties, Ltd.

Northern Phoenix            Limited Partnership        Phoenix, AZ              Arizona
Investment Limited
Partnership

Ontario Hospitality         Limited Partnership        Ontario, CA              Arizona
Properties Limited
Partnership

Hulsey Hotels               Corporation                Flagstaff, AZ            Arizona
Corporation

Buenaventura                Corporation                Scottsdale, AZ           Arizona
Properties, Inc.


                              SCHEDULE II

1.  Carbide and Carbon Building (Chicago):

    a.   Listing Agreement, dated September 27, 1996, between
         RRF and CB Commercial. This agreement terminates on December 31, 1996, unless renewed.

2.  Riverview Tower (Toledo):

    a. First Mortgage, dated May 1, 1967, securing a loan in the original principal amount of $12,000,000, in favor of New York Life Insurance Company. Such loan is in default.

    b. Lucas County Common Pleas Court has appointed a receiver for the building effective November 1, 1996.

                                                        SCHEDULE III



                     REALTY REFUND TRUST/INNSUITE HOTELS
                                DEFINED TERMS
                               ($ in thousands)

                                                               Calculation
Defined Term                     Calculation                      Result
----------------------        ----------------              ----------------
                                   34,740
ISH Ownership Percentage       --------------
                               34,740 + 5,103                    87.19%


                                   5,103
RRF Ownership Percentage       --------------
                               34,740 + 5,103                    12.81%


RRF Agreed Value                 1,020,586*5                     $5,103


OP Hotel Contribution              N/A                          $31,405


OP RRF Contribution             5,103*90.40%                     $4,613


                                   31,405
Partnership Hotel Percentage    ------------                     90.40%
                                   34,740

ISH Portfolio Value                N/A                          $34,740





Note: The above calculations are based on the summary of appraised values and approximate mortgage balances supplied by JDI Realty.

                                               REALTY REFUND TRUST/INNSUITE HOTELS
                                               Sample Share of OP Unit Calculations

                                                                                               With                Partners'
                                       Approximate                      Total RRF            Operating             Operating
                        Appraised        Mortgage         Agreed        Shares of           Partnership           Partnership
                          Value           Balance      Equity Value     OP Units      %        Units       %        Units       %
Tempe                  $10,715,000      $2,800,000      $7,915,000     1,583,000     20%      712,350      45%      870,650    55%
Tucson                   8,715,000               0       8,715,000     1,743,000     22%      610,000      35%    1,132,950    65%
Flagstaff                3,325,000         990,000       2,335,000       467,000      6%
Yuma                     9,000,000       4,000,000       5,000,000     1,000,000     13%      400,000      40%      600,000    60%
Phoenix                  7,900,000       3,100,000       4,800,000       960,000     12%      921,600      96%       38,400     4%
Scottsdale               7,225,000       6,225,000       1,000,000       200,000      3%
Ontario                  8,775,000       3,800,000       4,975,000       995,000     12%      666,650      67%      328,350    33%
                      ------------------------------------------------------------------------------------------------------------
Total ISH              $55,655,000     $20,915,000      34,740,000     6,948,000     87%    3,310,650             2,970,350
                      ============================
Realty ReFund Trust                                      5,102,930     1,020,586     13%
                                                      -------------------------------------
                                                       $39,842,930     7,968,586    100%
                                                      =====================================


                        With RRF
                         Shares            %

Tempe
Tucson
Flagstaff                467,000          100%
Yuma
Phoenix
Scottsdale               200,000          100%
Ontario
                 -----------------------------
Total ISH                667,000

Note:  The above calculations are based on the summary of appraised values and approximate mortgage balances for the seven "Accountable Properties" supplied by JDI Realty.
